UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2010 (January 13, 2010)

Renhuang Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	O-24512 (Commission File Number)	88-1273503 (I.R.S. Employer Identification No.)

No. 281, Taiping Road, Taiping District, Harbin, Heilongjiang Province, 150050 P. R. China (Address of principal executive offices) (zip code)

86-451-5762-0378 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 13, 2010, Renhuang Pharmaceuticals, Inc. (the “Company”) dismissed Moore Stephens, P.C. (“MSPC”) as the Company’s independent registered public accounting firm.

For fiscal year ended October 31, 2008, MSPC issued an audit report on the Company’s consolidated balance sheet as of October 31, 2008, and the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for the year then ended. The report of MSPC on the foregoing financial statements did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to any uncertainty, audit scope or accounting principles.

During the fiscal year ended October 31, 2008 and through January 13, 2010, (i) there were no disagreements between the Company and MSPC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of MSPC would have caused MSPC to make reference to the subject matter of disagreement in connection with its reports on the Company’s financial statements, and (ii) there were no reportable events as that term is described in Item 304(a)(1)(iv) of Regulation S-K.

On January 13, 2010, we engaged Windes & McClaughry Accountancy Corporation (“W&M”) as the Company’s new independent registered public accounting firm. The Company’s Board of Directors recommended, authorized, and approved the decision to dismiss MSPC as our independent registered public accounting firm and to engage W&M to serve as our independent registered public accounting firm.

On January 18, 2010, we provided MSPC with a copy of this Form 8-K, and requested that MSPC furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements within ten (10) business days of the filing of this Form 8-K. We will file an amendment to this Form 8-K within two days of receipt of MSPC’s letter and attach it as an exhibit.

Item 5.02 Departure Certain Officer; Appointment of Certain Officers.

On January 13, 2010, Mr. Zuoliang Wang resigned from the position of Interim Chief Financial Officer (“CFO”) of Renhuang Pharmaceuticals, Inc. (the “Company”). Mr. Zuoliang Wang did not have any disagreements with the Company prior to his resignation from the CFO position.

On January 13, 2010, Ms. Yanyi Chen was appointed the CFO of the Company. Ms. Chen brings over 8 years of experience in accounting, auditing, financial analysis and reporting for both public and private companies in China, New Zealand and the United States. From August 2008 to January 2010, Ms. Chen served as consultant to Resources Global Professionals, NASDAQ-listed, professional services company, where she played a leading role in the company’s financial projects and provided consultation on USGAAP, SEC reporting and compliance requirements. From October 2006 to May 2008, she also worked as the manager of the assurance division of Pricewaterhousecoopers Zhong Tian CPAs Limited Company, where she managed and led external assurance engagements in predominately IPO engagements assisting companies with their listing on the Hong Kong Stock Exchange.  From August 2002 to October 2006, Ms. Chen also served at Pricewaterhousecoopers New Zealand as an auditor. Ms. Chen holds, from the Victoria University of Wellington in New Zealand, a Graduate Diploma of Professional Accounting, a Bachelor of Commerce and Administration and a Bachelor of Science.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2010	Renhuang Pharmaceuticals, Inc.

/s/ Shaoming Li
Shaoming Li
Chief Executive Officer